                                                                   Exhibit 99.1


           LITERARY PLAYPEN, INC RELEASES AUDITED FINANCIAL STATEMENTS
                        OF AMERICAN PALLET LEASING, INC.


Cedar Rapids, Iowa, October 21, 2004 - Literary Playpen, Inc. (OTCBB: LYPP) today announced that it has filed with the Securities and Exchange Commission a Current Report on Form 8-K/A for purposes of publishing the audited financial statements of its recent acquisition, American Pallet Leasing, Inc. ("APL"). APL is a vertically integrated manufacturer and logistical supplier of pallets. As previously announced on September 22, 2004, Literary Playpen acquired all of the issued and outstanding common shares of APL in exchange for Literary Playpen's issuance of a controlling block if its common shares to the shareholders of APL.

As of August 31, 2004, APL total assets of $4,651,134, a working capital deficit of $2,190,223 and total stockholders' equity of $2,117,123. For the period from inception (June 17, 2004) through August 31, 2004, APL had nil revenue and a net loss of $672,932. For more detailed financial information concerning APL, please refer to the Current Report on form 8-K/A filed with the SEC on October 21, 2004.

The audited balance sheet of APL as of August 31, 2004 includes the assets of G&G/Cherokee Wood, Inc., a Blacksburg, South Carolina based saw mill operation acquired by APL on August 13, 2004. The audited income and cash flow statements of APL include the operations of C&G/Cherokee from the date of acquisition, August 13, 2004. For the year ended December 31, 2003, APL and G&G/Cherokee had pro forma combined revenues of $5,500,884 and net income of $127,726. For the seven months ended July 31, 2004, APL and G&G/Cherokee had pro forma combined revenues of $3,121,586 and a net loss of $247,050. These figures are unaudited and therefore subject to year-end audit adjustments.

ABOUT AMERICAN PALLET LEASING, INC.

APL is a vertically integrated manufacturer and logistical supplier of pallets. APL is engaged in an acquisition roll up of strategically located wood pallet manufacturers and saw (lumber) mills. APL's goal is to create a "Closed Loop Distribution System" by transforming the $1.6 billion per year pallet business from a commodity industry into a logistics management enterprise that will supply and manage the pallet requirements of manufacturers and distributors. APL currently owns one saw mill and intends to acquire other saw mills as a means of sourcing cheap lumber for APL's wood pallet manufacturing operations. APL also holds patents on proprietary galvanized steel patents and intends to commence the manufacture of its patented steel pallets subject to the receipt of additional capital. APL intends to enter into management and logistics contracts with manufacturers and distributors pursuant to which APL will supply and manage all of the customers pallet needs. APL is in negotiations to procure its initial management and logistics contracts. All revenue to date has been derived from the saw mill operations.

ABOUT LITERARY PLAYPEN, INC.

Literary Playpen, Inc. is a publicly-traded non-operating corporation that had insignificant assets as of the close and has not generated significant revenues over the past few years. Literary Playpen is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.

FORWARD LOOKING STATEMENTS

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. APL and Literary Playpen intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) success of the reverse acquisition; (2) APL's expected revenue and earnings growth; and (3) estimates regarding the size of target markets. These statements are qualified by important factors that could cause APL's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) APL's ability to obtain development financing as and when needed, (2) APL's ability to generate and sustain profitable operations; (3) the market's acceptance of APL's products and services; (4) significant competition from other pallet manufacturers and suppliers, and (5) APL's ability to protect its intellectual property. These statements, and other forward looking statements, are not guarantees of future performance and involve risks and uncertainties as more fully described in the Company's periodic filings with the Securities and Exchange Commission.


For more information, please contact: Timothy Bumgarner, President and CEO of APL, or Byron Hudson, CFO or APL, at (864) 936-7000.

                          AMERICAN PALLET LEASING, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                     From Inception through August 31, 2004


                                TABLE OF CONTENTS

                                                                           PAGE

Independent Auditors' Report                                                F-2

Balance Sheets                                                              F-3

Statements of Loss                                                          F-4

Statements of Stockholders' Equity                                          F-5

Statements of Cash Flows                                                    F-6

Notes to Financial Statements                                               F-7

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
American Pallet Leasing, Inc.
(A Development Stage Company)
Cedar Rapides, Iowa

We have audited the accompanying balance sheets of American Pallet Leasing, Inc. (A Development Stage Company), as of August 31, 2004 and June 30, 2004 and the related statements of loss, stockholders' equity and cash flows for the two months ended August 31, 2004 and from the date of inception (June 17, 2003) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Pallet Leasing, Inc., as of August 31, 2004 and June 30, 2004, and the results of its operations, stockholders' equity and cash flows for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.



/s/ Langley, Williams & Company, L.L.C.
---------------------------------------
Lake Charles, Louisiana

September 27, 2004

                                     AMERICAN PALLET LEASING, INC.
                                     (A Development Stage Company)

                                            BALANCE SHEETS

                                                 As of


                              ASSETS                             August 31, 2004       June 30, 2004
                                                                 ----------------     ----------------
Current Assets:
       Cash and cash equivalents                                 $       994,593      $        25,304

Property, Plant & Equipment                                            3,311,048                9,256

Deferred Tax Assets                                                      345,493              225,733

Other Assets                                                                  --              102,250
                                                                 ----------------     ----------------

                           Total Assets                          $     4,651,134      $       362,543
                                                                 ================     ================


               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
       Notes payable                                             $     3,171,750      $       395,500
       Accounts payable and accrued liabilities                           13,066                5,231
                                                                 ----------------     ----------------

                                                                       3,184,816              400,731


Stockholders' Equity:
       Common stock; $.001 par value; 24,000,000 authorized;
           22,126,700 and 21,411,000 issued and outstanding,
           respectively                                                   22,127               21,411

       Additional paid-in capital                                      2,117,123              378,589

       Accumulated deficit during the development stage                 (672,932)            (438,188)
                                                                 ----------------     ----------------

       Total Stockholders' Equity                                      1,466,318              (38,188)
                                                                 ----------------     ----------------

Total Liabilities and Stockholders' Equity                       $     4,651,134      $       362,543
                                                                 ================     ================


The accompanying notes are an integral part of these financial statements.


                                                 F-3

                                        AMERICAN PALLET LEASING, INC.
                                        (A Development Stage Company)

                                              Statements of Loss

                                          For the Periods Indicated


                                                Cumulative           Interim Period         From Inception
                                                  During              July 1, 2004          (June 17, 2003)
                                                Development              Through                Through
                                                   Stage             August 31, 2004         June 30, 2004
                                             ------------------     ------------------     ------------------
GENERAL & ADMINISTRATIVE EXPENSES:
      Consultants                            $         597,321      $         261,850      $         335,471
      Organizational costs                             190,383                 65,316                125,066
      Office expenses                                   50,172                 21,420                 28,752
                                             ------------------     ------------------     ------------------
                                                       837,876                348,586                489,290

OTHER INCOME (EXPENSES):
      Interest income                                      398                    398                     --
      Interest expense                                 (60,947)                (6,316)               (54,631)
      Loss on abandonment of investment
          deposit                                     (120,000)                    --               (120,000)
                                             ------------------     ------------------     ------------------
                                                      (180,549)                (5,918)              (174,631)
                                             ------------------     ------------------     ------------------


Losses before income tax benefit                    (1,018,425)              (354,504)              (663,921)

      Income tax benefit                               345,493                119,760                225,733
                                             ------------------     ------------------     ------------------

NET LOSS                                     $        (672,932)     $        (234,744)     $        (438,188)
                                             ==================     ==================     ==================


LOSS PER COMMON SHARE:
      Weighted average number of shares                                    21,768,850             19,280,545

      Net loss per share                                            $         (0.0108)     $         (0.0227)


LOSS PER COMMON SHARE ASSUMING DILUTION:
      Weighted average number of shares                                    22,242,850             19,347,978

      Net loss per share                                            $         (0.0106)     $         (0.0226)


The accompanying notes are an integral part of these financial statements.


                                                     F-4

                                                    AMERICAN PALLET LEASING, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)

                                                 Statements of Stockholders' Equity

                                                      For the Periods Indicated


                                                                                                      Deficit
                                            $.001 Par Value                                         Accumulated
                                             Common Stock         Common           Additional       During the
                                                Number            Stock             Paid-In         Development
                                               of Shares         Par Value          Capital            Stage               Total
                                             --------------    --------------    --------------    --------------     --------------
      Sale of stock                             21,292,200     $      21,292     $     319,308     $          --      $     340,600

      Stock issued for consulting services
        ($0.50 per share)                           20,000                20             9,980                --             10,000

      Stock issued for notes payable
        ($0.50 per share)                           98,800                99            49,301                --             49,400

      Net loss for the period from June 17,
        2003 through June 20, 2004                      --                --                --          (438,188)          (438,188)
                                             --------------    --------------    --------------    --------------     --------------

BALANCE, JUNE 30, 2004                          21,411,000     $      21,411     $     378,589     $    (438,188)     $     (38,188)

      Sale of stock                                657,000               657         1,591,843                --          1,592,500

      Stock issued for consulting services
        ($2.50 per share)                           58,700                59           146,691                --            146,750

      Net loss for the period from June 1,
        2004 through August 31, 2004                    --                --                --          (234,744)          (234,744)
                                             --------------    --------------    --------------    --------------     --------------

BALANCE, AUGUST 31, 2004                        22,126,700     $      22,127     $   2,117,123     $    (672,932)     $   1,466,318
                                             ==============    ==============    ==============    ==============     ==============


The accompanying notes are an integral part of these financial statements.


                                                                F-5

                                              AMERICAN PALLET LEASING, INC.
                                              (A Development Stage Company)

                                                 Statements of Cash Flows

                                                For the Periods Indicated


                                                             Cumulative          Interim Period         From Inception
                                                               During             July 1, 2004          (June 17, 2003)
                                                            Development              Through                Through
                                                               Stage             August 31, 2004         June 30, 2004
                                                         ------------------     ------------------     ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                           $        (672,932)     $        (234,744)     $        (438,188)
      Adjustments to reconcile net loss to cash used
          in operations:
          Deferred tax benefit                                    (345,493)              (119,760)              (225,733)
          Depreciation                                               1,512                    419                  1,093
          Loss on abandonment of investment
              deposit                                              120,000                     --                120,000
          Expenses incurred in exchange for stock                  206,150                146,750                 59,400
          Increase in accrued liabilities                           13,066                  7,834                  5,232
                                                         ------------------     ------------------     ------------------

      NET CASH USED IN OPERATING ACTIVITIES                       (677,698)              (199,501)              (478,196)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Payment of deposit on investment acquisitions               (222,250)                    --               (222,250)
      Purchase of sawmill assets                                  (500,000)              (500,000)                    --
      Purchase of equipment and vehicles                           (12,560)                (2,210)               (10,350)
                                                         ------------------     ------------------     ------------------

      NET CASH USED IN INVESTING ACTIVITIES                       (734,810)              (502,210)              (232,600)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from notes payable                                  474,000                 78,500                395,500
      Proceeds from sale of common stock                         1,933,100              1,592,500                340,600
                                                         ------------------     ------------------     ------------------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                  2,407,100              1,671,000                736,100

NET INCREASE (DECREASE) IN CASH                                    994,593                969,289                 25,304

Beginning Balance in Cash                                               --                 25,304                     --
                                                         ------------------     ------------------     ------------------

                                                         $         994,593      $         994,593      $          25,304
                                                         ==================     ==================     ==================


SUPPLEMENTAL CASH FLOW DISCLOSURES:
      Noncash transactions:
          Portion of sawmill asset purchase financed
              by seller                                  $       2,697,750      $       2,697,750      $              --

          Issuance of stock for services                 $         156,750      $         146,750      $          10,000

          Issuance of stock for debt                     $          49,400      $              --      $          49,400


The accompanying notes are an integral part of these financial statements.


                                                           F-6

                          AMERICAN PALLET LEASING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

American Pallet Leasing, Inc., an Iowa corporation ("APL") has been in the development stage since its inception on June 17, 2003. It is a vertically integrated manufacturer and logistical supplier of pallets. APL is engaged in acquisition roll-ups of strategically located wood pallet manufacturers and saw (lumber) mills. APL's goal is to create a "Closed Loop Distribution System" by transforming the $1.6 billion per year pallet business from a commodity industry into a logistics management enterprise that will supply and manage the pallet requirements of manufacturers and distributors.

CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of receivables and demand deposits. Demand deposits sometimes exceed the amount of insurance provided by the Federal Deposit Insurance Corporation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand and in banks.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method for financial reporting purposes over the estimated useful lives of the assets. Useful lives generally range from five to thirty years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the assets.

Repairs and maintenance costs are expensed, while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

When long-lived asset impairment indicators are present, the Company evaluates impairment of long-lived assets by projecting undiscounted cash flows of the related assets over the remaining estimated useful lives of such assets. If undiscounted cash flow projections are insufficient to recover the carrying value of the long-lived assets under review, impairment is recorded, if any, for the amount by which the carrying value of such assets exceeds their fair values.

                                                                     (Continued)

                          AMERICAN PALLET LEASING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUATION)

INCOME TAXES

Deferred income taxes recorded using the liability method reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established against deferred tax assets based upon whether or not the Company believes such assets are more likely than not to be recovered.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," which is effective at the beginning of the first interim period beginning after June 15, 2003. However, certain aspects of SFAS 150 have been deferred. SFAS No. 150 establishes standards for the Company's classification of liabilities in the financial statements that have characteristics of both liabilities and equity. The Company will continue to review SFAS No. 150; however, it does not expect SFAS 150 to have a material impact on our financial position, results of operations, or cash flows.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME (LOSS) PER SHARE

The per share computations are based on the weighted average shares outstanding for each period reported for both the basic and fully dilutive loss per share.

                                                                     (Continued)

                          AMERICAN PALLET LEASING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - PROPERTY, PLANT & EQUIPMENT

The following is a summary of property, plant and equipment at cost, less accumulated depreciation:

                                                   08/31/2004       06/30/2004
                                                 --------------   --------------
Sawmill assets:
         Land                                    $     272,166    $          --
         Buildings                                     661,940               --
         Machinery & equipment                       2,365,894               --
                                                 --------------   --------------
                  Net sawmill assets                 3,300,000               --

Corporate office assets:
         Office furniture & equipment            $       2,210    $          --
         Vehicles                                       10,350           10,350
                                                 --------------   --------------
                                                        12,560           10,350
         Less:  Accumulated depreciation                (1,512)          (1,094)
                                                 --------------   --------------
                  Net corporate office assets           11,048            9,256
                                                 --------------   --------------

                                                 $   3,311,048    $       9,256
                                                 ==============   ==============

The sawmill assets were purchased on August 13, 2004 and were placed in service by the Company on September 7, 2004. Consequently, no depreciation expense was recorded for the interim period ended August 31, 2004. These assets remain encumbered by the previous owner's lender for an outstanding loan balance in the amount of $1,500,531 as of August 31, 2004. A portion of the purchase note payment will be made directly to the previous owners' lender in exchange for a release of all liens or encumbrances on the sawmill assets.

NOTE 3 - NOTES PAYABLE

CONVERTIBLE NOTES PAYABLE

At various dates from April 16, 2004 through June 21, 2004 various individuals have loaned the Company funds at 8.0% rate of interest and newly issued shares of common stock. The lender, at his sole discretion, has the option to convert the note at its due date into newly issued restricted common shares of the Company.

                                                                     (Continued)

                          AMERICAN PALLET LEASING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - NOTES PAYABLE (CONTINUATION)

                                                                  Conversion
                            Principal             Shares           Shares to
                             Amount               Issued           Be issued
                           -----------         -----------        -----------
Due 10/01/2004              $  65,000              13,000             65,000
Due 10/16/2004                 20,000               4,000             20,000
Due 10/20/2004                 25,000              10,000             25,000
Due 10/28/2004                180,000              36,000            180,000
Due 11/20/2004                 25,000               5,000             25,000
Due 11/28/2004                 55,000              11,000             55,000
Due 12/05/2004                 35,000               7,000             35,000
Due 12/21/2004                 69,000              12,800             69,000
                           -----------         -----------        -----------
                           $  474,000              98,800            474,000
                           ===========         ===========        ===========

NOTE PAYABLE

On August 13, 2004, APL acquired its initial operating entity by purchasing the assets of G&G/Cherokee Wood, Inc., a sawmill located in Blacksburg, South Carolina. The terms of the acquisition included a cash payment of $550,000 and an unsecured promissory note in the original amount of $2,750,000, for a total purchase price of $3,300,000. However, as described in Note 8, the assets of the sawmill are encumbered. This note is payable in five monthly installments of $30,000 and the remaining balance due on February 23, 2005.

NOTE 4 - INCOME TAXES

Income tax benefit consists of the following:

                                                   07/01/2004-      06/17/2003-
                                                   08/31/2004       06/30/2004
                                                  ------------     ------------
Deferred:
         Federal                                  $   119,760      $   225,733
                                                  ============     ============


The effective tax rate on income before income taxes differed from the U.S. federal statutory rate due to minor permanent tax differences.

The component of deferred tax assets is the result of organizational costs that are capitalized and amortized over 60 months for tax purposes, but are expensed when incurred for book purposes.

                                                                     (Continued)

                          AMERICAN PALLET LEASING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE  5 - COMMON STOCK

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the services or assets received, or the fair value of the stock issued at the time of the exchange.

NOTE 6 - SUBSEQUENT EVENTS

On September 22, 2004, APL completed the initial closing of a reverse acquisition of Literary Playpen, Inc., a Delaware corporation ("LYPP"), which is a publicly traded company. LYPP acquired all of the outstanding common shares of APL in exchange for a controlling interest in LYPP by the shareholders of APL. LYPP issued a total of 5,758,091 shares of its common stock in exchange for all of APL's common shares, or approximately one (1) common share of LYPP for every
2.2 shares of APL.

On September 21, 2004, APL executed an investment banking and corporate financial advisory agreement with COPS Worldwide, Inc., which is on a non-exclusive basis to provide certain financial advisory services, including COPS' introduction of APL to NASD member broker-dealers and institutional investors. In connection with these services APL paid COPS $21,300 at execution of the contract and owes another $21,300 within 45 days. Additionally, COPS will receive a finders' fee in the amount of five percent (5%) of any money raised from or through parties introduced by COPS. Finally COPS shall receive two percent (2%) of the Company's common shares issued and outstanding as of September 22, 2004 or 224,723 common shares upon the successful completion of the Company's private placement of cash equity (or convertible subordinated debt) amounting to a minimum of $3,000,000 from investors introduced to APL by COPS.

NOTE 7  - RELATED PARTY TRANSACTIONS

As more fully described above in Note 6, APL completed the initial closing of a reverse acquisition of LYPP. Prior to the initial closing, Tim Bumgarner, Chairman of the Board and Chief Executive Officer of APL, purchased 4,299,500 outstanding restricted common shares of LYPP held by certain affiliates of LYPP, including LYPP's officers, directors and 10% shareholders. At the same time, Mr. Bumgarner cancelled 9,458,900 of his common shares of APL, so that after giving effect to the reorganization Mr. Bumgarner's percentage interest in LYPP held by APL shareholders is the same as his percentage interest in APL prior to the reorganization.

                                                                     (Continued)

                          AMERICAN PALLET LEASING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 7  - RELATED PARTY TRANSACTIONS (CONTINUATION)

During the periods ended August 31, 2004 and June 30, 2004, Tim Bumgarner, an officer, director and majority stockholder of the Company, was paid consulting fees in the amounts of $9,500 and $73,141, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

As described in Note 2, the assets of the sawmill remain encumbered by the previous owner's lender. A portion of the $2,750,000 payment described in Note 3 will be made directly to the previous owners' lender in exchange for a release of all liens or encumbrances on the sawmill assets.

On September 22, 2004 the Company executed an employment contract with the Chief Financial Officer (CFO). The contract includes a five-year employment term with compensation as follows:

          First year                         $150,000
          Second year                        $240,000
          Third year                         $360,000
          Fourth year                        $600,000
          Fifth year and thereafter          $600,000 or more at the discretion
                                             of the Board of Directors

The contract also provides for performance bonus compensation in the form of cash and stock to be based on very specific performance criteria contained in the contract. At the execution of this agreement, the CFO received 90,909 shares of unregistered common stock. Additionally, this contract can be terminated at the discretion of the Board of Directors if it is considered in the best interest of the Company to do so. If the contract is terminated by the Company, a severance payment equal to one and a half times the last annual payments made to CFO is provided for in the contract.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplated the ability of the Company to operate as a going concern. The Company has been in the development stage since its inception on June 17, 2003. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements and the success of future operations. Management believes that actions presently taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern, particularly with the commencement of the sawmill operations on September 7, 2004.

Literary Playpen, Inc. and American Pallet Leasing, Inc.
Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of Literary Playpen, Inc. (a Delaware corporation) ("Parent") and American Pallet Leasing, Inc. (an Iowa corporation) ("Subsidiary") as of June 30, 2004. The following unaudited pro forma condensed combined statement of operations aggregates the statement of operations of Parent for from inception to June 30, 2004. The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations were prepared giving effect to a transaction completed on September 22, 2004, wherein Parent acquired Subsidiary as a wholly-owned subsidiary (the "Reorganization"). This business combination is treated as a reverse acquisition and as a recapitalization of Subsidiary - Parent issued shares of Subsidiary. The following pro forma condensed balance sheet and statement of operations uses the assumptions as described in the notes and the historical financial information available at June 30, 2004. The financial statements of the Parent as of June 30, 2004 are unaudited; the financial statements of the Subsidiary as of June 30, 3004 are audited.

The unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the separate financial statements and related notes thereto of Parent and Subsidiary. The unaudited pro forma condensed combined balance sheet and statement of operations are not necessarily indicative of the condensed combined balance sheet and statement of operations which might have existed for the periods indicated or the results of operations as they may appear now or in the future.

                                                     LITERARY PLAYPEN, INC. AND
                                                    AMERICAN PALLET LEASING, INC.
                                                    (DEVELOPMENT STAGE COMPANIES)

                                             PROFORMA CONDENSED COMBINED BALANCE SHEETS
                                                             (UNAUDITED)
                                                            June 30, 2004


                                                                American
                                                                 Pallet            Literary
                                                              Leasing, Inc.      Playpen, Inc.      Eliminations         Combined
                                                             --------------     --------------     --------------     --------------
                        ASSETS

Current Assets:
    Cash and cash equivalents                                $      25,304      $          46      $          --      $      25,350
    Prepaid expenses                                                    --                 79                 --                 79
                                                             --------------     --------------     --------------     --------------
                            Total current assets                    25,304                125                 --             25,429

Property, Plant & Equipment                                          9,257                 --                 --              9,257

Deferred Tax Assets                                                225,733                 --                 --            225,733

Other Assets                                                       102,250                 --                 --            102,250
                                                             --------------     --------------     --------------     --------------

                  Total Assets                               $     362,543      $         125      $          --      $     362,668
                                                             ==============     ==============     ==============     ==============


     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
    Notes payable                                            $     395,500      $      12,500      $          --      $     408,000
    Shareholder advances                                                --             32,940                 --             32,940
    Accounts payable and accrued liabilities                         5,231             14,218                 --             19,449
                                                             --------------     --------------     --------------     --------------

                                                                   400,731             59,658                 --            460,389


Stockholders' Equity (Deficit):
    Common stock; $.001 par value; 24,000,000 authorized;
         11,437,091 issued and outstanding                          21,411              5,679            (15,653)            11,437

    Common stock subscribed                                             --                 25                 --                 25
    Additional paid-in capital                                     378,589              6,341             15,653            400,583

    Accumulated deficit during the development stage              (438,188)           (71,578)                --           (509,766)
                                                             --------------     --------------     --------------     --------------

    Total Stockholders' Equity (Deficit)                           (38,188)           (59,533)                --            (97,721)
                                                             --------------     --------------     --------------     --------------

Total Liabilities and Stockholders' Equity (Deficit)         $     362,543      $         125      $          --      $     362,668
                                                             ==============     ==============     ==============     ==============


                                                                F-14

                                      LITERARY PLAYPEN, INC. AND
                                     AMERICAN PALLET LEASING, INC.
                                     (Development Stage Companies)

                         PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                              (UNAUDITED)
                                   From Inception to June 30, 2004


                                                     American
                                                      Pallet            Literary
                                                   Leasing, Inc.      Playpen, Inc.        Combined
                                                  --------------     --------------     --------------
REVENUES                                          $          --      $          --      $          --

GENERAL & ADMINISTRATIVE EXPENSES:
      Consultants                                       335,472             12,197            347,669
      Organizational costs                              125,066             48,549            173,615
      Office expenses                                    28,752              6,215             34,967
                                                  --------------     --------------     --------------
                                                        489,290             66,961            556,251

OTHER INCOME (EXPENSES):
      Interest expense                                  (54,631)            (1,617)           (56,248)
      Loss on impairment of license agreement                --             (3,000)            (3,000)
      Loss on abandonment of investment
          deposit and                                  (120,000)                --           (120,000)
                                                  --------------     --------------     --------------
                                                       (174,631)            (4,617)          (179,248)
                                                  --------------     --------------     --------------


Losses before income tax benefit                       (663,921)           (71,578)          (735,499)

      Income tax benefit                                225,733                 --            225,733
                                                  --------------     --------------     --------------

NET LOSS                                          $    (438,188)     $     (71,578)     $    (509,766)
                                                  ==============     ==============     ==============


LOSS PER COMMON SHARE BASIC:
      Weighted average number of shares              19,280,545         11,437,091         11,437,091

      Net loss per share                          $     (0.0227)     $     (0.0063)     $     (0.0446)

LOSS PER COMMON SHARE DILUTED:
      Weighted average number of shares              19,347,978         11,437,091         11,504,524

      Net loss per share                          $     (0.0226)     $     (0.0063)     $     (0.0443)


Note 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of Literary Playpen, Inc.
(LYPP) and American Pallet Leasing, Inc. (APL) as if the acquisition of APL by LYPP occurred on June
30, 2004. The accompanying pro forma combined statements of operations present the accounts of LYPP and APL from inception to June 30, 2004. For accounting purposes, the transaction is being accounting for as a reverse merger as LYPP is deemed to be the accounting acquirer.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To adjust stockholders' equity to reflect the transaction being accounting for as a reverse merger.


                                                                F-15
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